                                                                     EXHIBIT 1.1


                                                            WSGR DRAFT -- 4/8/98
                                                            --------------------


                               6,000,000 Shares

                                ISE LABS, INC.

                                 Common Stock

                            UNDERWRITING AGREEMENT
                            ----------------------



                              ____________, 1998


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
  As representatives of the several Underwriters
     named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette Securities Corporation
  277 Park Avenue
  New York, New York 10172

Dear Sirs:

     ISE LABS, INC., a California corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"), and the shareholders of the Company named in Schedule II hereto (the "SELLING SHAREHOLDERS") severally propose to sell to the several Underwriters, an aggregate of 6,000,000 shares of the common stock, par value $0.001 per share of the Company (the "FIRM SHARES"), of which 5,000,000 shares are to be issued and sold by the Company and 1,000,000 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule II hereto. The Company also proposes to issue and sell to the several Underwriters not more than an additional 900,000 shares of its common stock, par value $0.001 per share (the "ADDITIONAL SHARES") if requested by the Underwriters as provided in Section 2
hereof.   The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Shareholders are hereinafter sometimes referred to collectively as the "SELLERS."

     SECTION 1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(b) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

     SECTION 2. AGREEMENTS TO SELL AND PURCHASE AND LOCK-UP AGREEMENTS. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 5,000,000 Firm Shares, (ii) each Selling Shareholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Shareholder's name in Schedule II hereto and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per Share of [$________] (the "PURCHASE PRICE") the number of Firm Shares that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedules I hereto bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 900,000 Additional Shares from the
Company at the Purchase Price.   Additional Shares may be purchased solely for
the purpose of covering over-allotments made in connection with the offering of
the Firm Shares.   The Underwriters may exercise their right to purchase
Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than five business days after such notice has been
given.   If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

     Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission) or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"); provided however, that notwithstanding the foregoing, during such period (a) the Company may grant stock options or issue shares of Common Stock to service providers as permitted by the terms of the Company's existing stock option plan or stock purchase plans; (b) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; (c) if the Seller is an individual, he or she may transfer any of his or her shares either during his or her lifetime or on death by gift, will or intestacy to his or her immediate family or to a trust the beneficiary of which is exclusively such individual and/or members of his or her immediate family; (d) if the Seller is a partnership, the partnership may transfer any of its shares to a partner of such partnership as of the date such partner executed a lock-up agreement in connection herewith, or a retired partner of such partnership who retires after the date hereof, to the estate of any such partner or retired partner, and any partner who is an individual may transfer any of his or her shares by gift, will or intestacy to his or her immediate family or to a trust the beneficiary of which is exclusively such partner and/or members of his or her immediate family; and (e) if the Seller is a trust, the trust may transfer any of its shares to any beneficiary of such trust as of the date such Seller executed a lock-up agreement in connection herewith or to the estate of any such beneficiary, and any beneficiary who is an individual may transfer any such shares by gift, will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the beneficiary and/or members of his or her immediate family; provided, that, in any case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Seller's shares subject to the provisions hereof and subject to a lock-up agreement in connection herewith, and there shall be no further transfer of the Seller's shares except in accordance with the provisions hereof and thereof. For the purposes of the foregoing, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor. Other than the filing of a registration statement on Form S-8 with the Commission, the Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 30 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, each Selling Shareholder agrees that, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each Selling Shareholder, (ii) each of the directors and officers of the Company who is not a Selling Shareholder and (iii) each shareholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the effective date of the Prospectus and ending 180 days after the effective date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Corporation, and other than the filing of a registration statement on Form S-8 with the Commission, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

     SECTION 3. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     SECTION 4. DELIVERY AND PAYMENT. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on __________ , 1998 (the "CLOSING DATE") at the offices of Brobeck, Phleger & Harrison, LLP, 2200 Geng Road, Two Embarcadero Place, Palo Alto, California 94303, or such other place as you shall designate. The Closing Date and the location of delivery of and payment for the Firm Shares may be varied by agreement between you and the Company.

     Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "OPTION CLOSING DATE"). Any such Option Closing Date and the location of delivery of and payment for such Additional Shares may be varied by agreement between you and the Company.

     The Company authorizes DLJ to register the Shares in the name of Cede & Co., a nominee of the Depositary Trust Company ("DTC") or such other name as DLJ shall determine prior to the Closing Date or an Option Closing Date, as the case may be. On the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer tax thereon duly paid by the Sellers against payment to the Sellers by the several Underwriters of the Purchase Price for the Shares in same day funds, the Company will cause DTC to credit the Shares to the account of Donaldson, Lufkin & Jenrette Securities Corporation at DTC for the benefit of the several Underwriters. The Shares shall be made available to DLJ for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

     SECTION 5.  AGREEMENTS OF THE COMPANY.  The Company agrees with you:

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to you three (3) signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

     (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

     (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

     (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

     (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company and its subsidiaries shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

     (g) To make generally available to its shareholders as soon as practicable an earnings statement covering the twelve-month period ending April 30, 1999 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

     (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request in writing.

     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Shareholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel (but not counsel's fees) for the Underwriters in connection with the review and clearance of the offering of the Shares by the National

Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the Nasdaq National Market, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary, (ix) a nonaccountable expense allowance in the amount of $750,000 payable to DLJ upon the Closing Date, the payment of which will not require DLJ to provide any accounting therefor and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for allocation of such expenses among themselves.

     (j) To use its best efforts to list for quotation the Shares on the Nasdaq National Market and to use its best efforts to maintain the listing of the Shares on the Nasdaq National Market for a period of three years after the date of this Agreement.

     (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

     (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the

Registration Statement, the Prospectus or any amendments or supplements thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus or any amendments thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (d) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in
Exhibit 21 of the Registration Statement. Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (e) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

     (f) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement or option offers pursuant to outstanding employment offers.

     (g) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights except as otherwise disclosed in the Registration Statement; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (h) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature except as otherwise disclosed in the Registration Statement.

     (i) The authorized, issued and outstanding capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

     (j) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except in each case where failure to be so in compliance would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (k) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby and by the Prospectus will not (i) require any material consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states, the Exchange Act or the rules and regulations promulgated by the National Association of Securities Dealers, Inc.), (ii) materially conflict with or constitute a material breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) materially violate or materially conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any material Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such material Authorization.

     (l) To the Company's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

     (m) To the Company's knowledge, neither the Company nor any of its subsidiaries has violated any federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

     (n) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all material filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect in all material respects and each of the Company and its subsidiaries is in compliance in all material respects with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization, except where such failure to be valid and in full force and effect or to be in compliance or the occurrence of any such event would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (o) There are no material costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (p) To the Company's knowledge, there is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company and its subsidiaries, except for such actions specified in clause (i) , (ii) or (iii) above, which, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. To the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries.

     (q) This Agreement has been duly authorized, executed and delivered by the Company.

     (r) Price Waterhouse LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

     (s) The execution and delivery of the Business Sales Agreement dated as of August 21, 1997 (the "SALES AGREEMENT") between Alphatec USA, Inc. ("ALPHATEC") and the Company, effecting the acquisition of certain of the assets of Alphatec, including 100% of the stock of Digital Testing Services, Inc. ("DTS") and selected assets of Alphatec in Manteca, California, was duly authorized by all necessary corporate action on the part of the Company, and all governmental and third party consents or approvals necessary to effect the transactions contemplated by sale of the assets have been waived, indemnified against or obtained, except where failure to so obtain such consents or approvals would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. The Company had as of the date of the Sales Agreement all corporate power and authority to execute and deliver the Sales Agreement and to consummate the sale of the assets contemplated by the Sales Agreement, and the Sales Agreement at the time of execution constituted a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

     (t) The audited financial statements of each of the Company and Alphatec individually, and any financial statements presenting such entities on a combined basis, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the financial position, results of operations and changes in financial position of the Company and Alphatec on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes and the unaudited financial information of the Company filed as part of the

Registration Statement and the prospectus (and any amendment or supplement thereto) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and Alphatec, as applicable.

     (u) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (v) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (w) Any and all contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement have been satisfied or validly waived.

     (x) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change in the condition, financial or otherwise, or the business or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, except liabilities and obligations incurred by the Company in the ordinary course of business.

     (y) The Company and its subsidiaries own or possess, or, to the Company's knowledge, can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (z) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith or for which adequate reserves have been provided.

     (aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received written notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a material adverse effect on the business, financial conditions or results of operations of the Company and its subsidiaries, taken as a whole.

     (bb) The Company has good and marketable title to all the physical properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements or elsewhere in the Registration Statement, or (ii) those which are not material in amount and do not materially adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company and its subsidiaries, taken as a whole, and except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles. Except as disclosed in the Registration Statement, the Company owns or leases all such properties as are necessary to its operations as now conducted.

     (cc) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in accordance herewith shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder represents and warrants as to itself only to each Underwriter that:

     (a) such Selling Shareholder is the lawful owner of the Shares to be sold by such Selling Shareholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, other than pursuant to this Agreement and the Registration Statement.

     (b) To such Selling Shareholders knowledge, the Shares to be sold by such Selling Shareholder have been duly authorized and are validly issued, fully paid and non-assessable.

     (c) Such Selling Shareholder has, and on the Closing Date will have, the legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Shareholder and Boston Equiserve LLP, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "CUSTODY AGREEMENT") and the Power of Attorney of such Selling Shareholder appointing certain individuals as such Selling Shareholder's attorneys-in-fact (the "ATTORNEYS") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "POWER OF ATTORNEY") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided herein and therein.

     (d) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

     (e) The Custody Agreement of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

     (f) The Power of Attorney of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding instrument of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles. Pursuant to such Power of Attorney, such Selling Shareholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Shareholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Shareholder pursuant to this Agreement.

     (g) Upon delivery of and payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, valid and marketable title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

     (h) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder by or on behalf of such Selling Shareholder, the compliance by such Selling Shareholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any material consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states, the Exchange Act or the rules and regulations promulgated by the National Association of Securities Dealers, Inc.), (ii) materially conflict with any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any property of such Selling Shareholder is bound or (iii) to such Selling Shareholder's knowledge, violate or conflict with any applicable material law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Shareholder or any property of such Selling Shareholder.

     (i) Such Selling Shareholder has reviewed the information contained in the Registration Statement and, based on such review and such Selling Shareholder's knowledge of the industry, the Company and its business (but without further investigation), nothing has come to such Selling Shareholder's attention that would lead such Selling Shareholder to believe that, at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Additional Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained or will contain any untrue stattement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, and any amendments or supplements thereto effective on or prior to the Closing Date or any Option Closing Date, contained or will contain any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (j) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(i), such Selling Shareholder will immediately notify you of such change.

     (k) Each certificate signed by or on behalf of such Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters in accordance herewith shall be deemed to be a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

     (l) Such Selling Shareholder has reviewed the representations and warranties of the Company contained in this Agreement. Based on the foregoing, such Selling Shareholder has no reason to actually believe and does not actually believe that such representations and warranties (other than those set forth in Sections 6(b) and (c), as to which no representation or warranty is being made by any Selling Shareholder) of the Company contained in Section 6 of this Agreement are not true and correct in all material respects.

     SECTION 8.  INDEMNIFICATION.   (a)  The Sellers, jointly and severally,
agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto effective on or prior to the Closing Date or any Option Closing Date), the Prospectus (or any amendment or supplement thereto effective on or prior to the Closing Date or any Option Closing Date) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter directly or through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and the delivery of such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each Selling Shareholder and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter directly or through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as soon as possible (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Attorneys. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be, to the extent the amount to be indemnified is less than or equal to the total net proceeds from the offering, in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions and the nonaccountable expense allowance (referred to in Section 5(i)(ix) hereof), but before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions and the nonaccountable expense allowance (referred to in Section 5(i)(ix) hereof) received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) Notwithstanding anything in this Agreement to the contrary, no claim for indemnification shall be made against any Selling Shareholder pursuant to this Agreement until a claim shall first have been made against the Company by an Underwriter and either (i) the Company shall have refused to pay any material portion of the amount claimed or (ii) two (2) years shall have elapsed from the date of such claim against the Company.

     (g) Notwithstanding anything in this Agreement to the contrary, the liability of each Selling Shareholder under the representations, warranties, covenants and agreements contained herein and under the indemnity agreements contained in the provisions of this Agreement shall be limited to an amount equal to the net proceeds received by such Selling Shareholder upon the sale of the Firm Shares by such Selling Shareholder to the Underwriters.

     SECTION 9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the Commission.

     (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Saeed A. Malik and Ray Grammer, in their respective capacities as the Chief Executive Officer and Chief Financial Officer of the Company, confirming the matters set forth in Sections 6(x), 9(a) and 9(b) and that the

Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

     (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change in the financial condition, business, or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (e) All the representations and warranties of each Selling Shareholder contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Shareholder to such effect and to the effect that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Shareholder on or prior to the Closing Date.

     (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Brobeck, Phleger & Harrison, LLP, counsel for the Company and the Selling Shareholders, to the effect that:

          (i) each of the Company and DTS has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of California and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

          (ii) to such counsel's knowledge, each of the Company and DTS is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

          (iii) all the outstanding shares of capital stock of the Company outstanding prior to the issuance of the Shares (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued and are fully paid, non-assessable and, to such counsel's knowledge, not subject to any preemptive or similar rights;

          (iv) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares and, to such counsel's knowledge, will not be subject to any preemptive or similar rights;

          (v) all of the outstanding shares of capital stock of DTS have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as set forth in the Registration Statement;

          (vi) this Agreement has been duly authorized, executed and delivered by the Company and by or on behalf of each Selling Shareholder;

          (vii) the authorized, issued and outstanding capital stock of the Company is as set forth under the heading "Actual" under the caption "Capitalization" in the Prospectus;

          (viii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to such counsel's knowledge after due inquiry, pending before or threatened in writing by the Commission;

          (ix) the statements under the captions "Risk Factors-Shares Eligible for Future Sale," "Management-Compensation Plans," "Shares Eligible for Future Sale," "Description of Capital Stock" and "Underwriting" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

          (x) the execution, delivery and performance of this Agreement by the Company do not (A) require any material consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency applicable to the Company, (B) conflict with or constitute a breach of any of the material terms or provisions of, or a default under, any material provision of the charter or by-laws of the Company or any material provision of any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company is a party or by which the Company or its property is bound as set forth on the list of Exhibits set forth in the Registration Statement or (C) violate or conflict with any material provision of applicable California or federal securities law or any rule, regulation (except such as will have been obtained under the Securities Act and the Exchange Act and such as may be required under the securities or Blue Sky laws of the various states, as for which such counsel need not express any opinion), judgment, order or decree known to such counsel of any court or any governmental body or agency having jurisdiction over the Company;

          (xi) such counsel has no knowledge of any legal or governmental proceedings pending or threatened to which the Company is a party that is required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

          (xii) to such counsel's knowledge, any and all contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement have been satisfied or validly waived;

          (xiii) to such counsel's knowledge, based on a Certificate provided by such Selling Shareholder and relied upon by such counsel, each Selling Shareholder has the right, power and authority, and the authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney of such Selling Shareholder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided herein and therein;

          (xiv) to such counsel's knowledge, based on a Certificate provided by such Selling Shareholder and relied upon by such counsel, the Custody Agreement of each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms;

          (xv) to such counsel's knowledge, based on a Certificate provided by such Selling Shareholder and relied upon by such counsel, the Power of Attorney of each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding instrument of such Selling Shareholder, enforceable in accordance with its terms and, pursuant to such Power of Attorney, such Selling Shareholder has, among other things, authorized the Attorneys, or either one of them, to execute and deliver on such Selling Shareholder's behalf this Agreement and any other document they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Shareholder pursuant to this Agreement;

          (xvi) to such counsel's knowledge, based on a Certificate provided by such Selling Shareholder and relied upon by such counsel, upon delivery of and payment for the Shares to be sold by each Selling Shareholder pursuant to this Agreement, each of the Underwriters will receive valid and marketable title to the Shares purchased by it from such Selling Shareholder, free of any adverse claim, assuming the Underwriters purchase such Shares for value, in good faith and without notice of any adverse claim, as such terms are defined in the Uniform Commercial Code in effect in the State of New York.

          (xvii) the execution, delivery and performance of this Agreement, the Custody Agreement and Power of Attorney of each Selling Shareholder by such Selling Shareholder and the consummation of the transactions contemplated hereby and thereby will not (A) to such counsel's knowledge require any material consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency, (B) to such counsel's knowledge, conflict with or constitute a breach of any material provision of, or a default under, any material provision of any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Shareholder is a party or by which any property of such Selling Shareholder is bound or (C) violate or conflict with any applicable material law or, to such counsel's knowledge, any rule, regulation (except such as may be required under the securities or Blue Sky laws of the various states, as for which such counsel need not express any opinion), judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Shareholder.

          In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Additional Shares are to be purchased, the Registration Statement and any amendment or supplement thereto filed on or prior to the Closing Date (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the

Additional Shares are to be purchased, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto filed on or prior to the Closing Date (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (collectively, a "NEGATIVE ASSURANCES REPRESENTATION").

     The opinion of Brobeck, Phleger & Harrison, LLP described in Section 9(f) above shall be rendered to you at the request of the Company and the Selling Shareholders and shall so state therein.

     (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, as to the matters referred to in Sections 9(f)(iv), 9(f)(vi) (but only with respect to the Company), 9(f)(ix) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting"), and including a Negative Assurances Representation substantially similar to that set forth in this Section 9.

     In giving such opinions with respect to the matters covered by Section 9(f)(xix), counsel for the Company and the Selling Shareholders and counsel for the Underwriters may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

     (h) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you and to Price Waterhouse LLP, independent accountants, from Price Waterhouse LLP, independent accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (i) The Company shall have delivered to you the agreements specified in
Section 2 hereof, which agreements shall be in full force and effect on the Closing Date.

     (j) The Shares shall have been approved and duly listed for quotation on the Nasdaq National Market.

     (k) The Company and the Selling Shareholders shall not have failed on or prior to the Closing Date to perform or comply with any of the material agreements herein contained and required to be performed or complied with by the Company or the Selling Shareholders, as the case may be, on or prior to the Closing Date.

     The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

     SECTION 10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United

States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, that, in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Shareholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except to the extent provided in Section 8 hereof.
In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to
(i) terminate their obligation hereunder to purchase such Additional Shares or
(ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     SECTION 11. AGREEMENTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder agrees with you and the Company to pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Shareholder to the Underwriters.

     SECTION 12. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or the Selling Shareholders, to ISE Labs, Inc., 2095 Ringwood Avenue, San Jose, California 95131, Attn: Saeed Malik, with a copy to: Brobeck, Phleger & Harrison, LLP, 2200 Geng Road, Two Embarcadero Place, Palo Alto, California 94303, Attn: Warren T. Lazarow, Esq.; and (ii) if to any Underwriter or to you, to you, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, Attn: Jeffrey A. Herbst, Esq., or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Shareholder or any person controlling such Selling Shareholder and (ii) acceptance of the Shares and payment for them hereunder.

     If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company shall reimburse the several Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Shareholders, the Underwriters, the Underwriters', any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several Underwriters.

                                    Very truly yours,

                                    ISE LABS, INC.


                                    By:____________________________________

                                    Title:_________________________________



                                    THE SELLING SHAREHOLDERS NAMED IN
                                    SCHEDULE II HERETO, ACTING SEVERALLY


                                    By:____________________________________
                                         Attorney-in-fact


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED

Acting severally on behalf of themselves and the several other Underwriters named in
Schedule I hereto

By:   DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION

By:__________________________________

                                  SCHEDULE I
                                  ----------



Underwriters                               Number of Firm Shares
                                              to be Purchased

Donaldson, Lufkin & Jenrette Securities
 Corporation


BT Alex. Brown Incorporated





                                                       ---------
Total                                                  6,000,000

                                  SCHEDULE II
                                  -----------

                             Selling Shareholders
                             --------------------


Name                                 Number of Firm
                                    Shares Being Sold
Saeed A. Malik.......................         271,600

Laurence F. Jorstad..................         271,600

Alex M. Barrios......................         271,600

Zafar Malik..........................          90,100

Patrick Yu...........................          90,100

Dharam Ahuja.........................           5,000
                                            ---------
Total................................       1,000,000


                                    Annex I



Saeed A. Malik

Laurence F. Jorstad

Alex M. Barrios

Zafar Malik

Patrick Yu

Dharam Ahuja